EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Brillian Corporation on Form S-1 of our report dated March 2, 2004 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 4, 2004